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                              EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 1st day of January, 1994 by and between OMNICARE, INC., a Delaware corporation (the "Company") and Timothy E. Bien (the "Employee").

           WHEREAS, the Company now desires to employ Employee for the purpose of continuing to provide professional services as an executive of the Omnicare Pharmacy Services Group (referred to as the "Business") and Employee desires to be employed by the Company for that purpose;

           THEREFORE, in consideration of these recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

 SECTION 1.  EMPLOYMENT
 ----------------------

           The Company agrees to employ Employee as the Vice President of Professional Services and Purchasing of the Omnicare Pharmacy Services Group for the term of this Agreement. Employee will be assigned such duties with regard to the Business as are generally performed by such an employee of the Company, and such other duties as may from time to time be assigned to Employee by the President or Vice President of Operations of the Omnicare Pharmacy Services Group.

           Employee agrees to devote his exclusive and full professional time and attention to his duties as an employee of the Company (except as hereinafter permitted) and to perform such duties in an efficient, trustworthy and businesslike manner. In addition, Employee agrees that he will not render to others any service of any kind for compensation or engage in any other business activity (including without limitation any involvement in any business in which the Employee has any administrative or operating responsibility except as to any other activities which are approved in writing by the President or Vice President of Operations of the Omnicare Pharmacy Services Group). It is herein acknowledged that any professional services organization (e.g., ASCP, NARD, AHA, etc.) position, elected or appointed, will be considered as part of Employee's normal business duties and does not violate this Agreement.

 SECTION 2.  TERM OF EMPLOYMENT
 ------------------------------

           2.1 TERM. The initial term of employment of Employee pursuant to this Agreement shall be a period of three years from the commencement date of this Agreement, such date being the 1st day of June, 1993, (the "Commencement Date") through May 31, 1996. This Agreement shall be automatically renewed at the end of this term for an additional three-year term, and shall continue to automatically renew at the end of each three-year term for like three-year terms, unless, within 120 days prior to the end of the initial three-year term or any subsequent three-year term, either party notifies the other party that this Agreement shall not renew for the next additional term. Notwithstanding the term of this Agreement, Employee's employment may be sooner terminated as described in Sections 2.2 through 2.5 hereof.

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           2.2 TERMINATION FOR CAUSE. The Board of Directors of the Company
shall have the right to terminate this Agreement by written notice for the following causes (a "Termination for Cause"):

           (a) Conduct which is intentionally detrimental to the Company's reputation, goodwill or business operations;

           (b) Gross or habitual neglect of Employee's duties or breach of Employee's duties or misconduct in discharging such duties;

           (c) Employee's repeated absence from his duties without the consent of the President or Vice President of Operations of the Omnicare Pharmacy Services Group, which consent shall not be unreasonably withheld;

           (d) Employee's failure or refusal to comply with the directions of the President or the Vice President of Operations of the Omnicare Pharmacy Services Group or with the policies, standards, and regulations of the Company as from time to time may be made known to the Employee.

  Upon any Termination for Cause, payment of all compensation to Employee under
Section 3 of this Agreement shall cease immediately.

           2.3 DISABILITY OF ILLNESS. If Employee is unable to perform his duties under this Agreement by reason of illness or other physical or mental disability, then his employment hereunder shall be deemed terminated ("Termination for Disability"). Upon Termination for Disability, Employee shall continue to receive the compensation described in Section 3 hereof for a period of three (3) months after the date of termination reduced by any disability payment to which the Employee may be entitled in lieu of such compensation but not by any disability payment for which the Employee has privately contracted without the Company's involvement. At the expiration of the three month period, payment of such compensation pursuant to Section 3 shall cease until such time during the term of this Agreement as Employee may return to his duties under this Agreement. The term "disability" as used herein shall mean a condition which prohibits the Employee from performing his duties in substantially the manner he is capable of such performance on the date of this Agreement for sixty (60) consecutive days or more during any one-year period. If Employee should die before the termination of this Agreement, Employee's compensation under Section 3 hereof shall terminate upon the date of his death.

           2.4 TERMINATION FOR REASONS OTHER THAN WITH CAUSE. Should Employee be terminated by the Company for any reason other than those included in Sections
2.2 or 2.3 herein, full payment of the remaining salary for the remainder of the then current three-year term of this Agreement or eighteen (18) months, whichever is greater, in accordance with the terms of Section 3.1, and bonus based upon the most recent full year bonus paid shall be made following Employee's termination in accordance with Section 3.2. In the event, however, that termination is the result of the sale or takeover of the Company, the minimum salary and bonus due would be for the remainder of the then current three-year term or a two year period, whichever is greater. In the event the Company gives notice of its intent not to renew this Agreement pursuant to
Section 2.1, and the employment of Employee is subsequently terminated, the Company shall pay to Employee his then current compensation for a period of 18 months following his termination, provided that he abides by the covenants of confidentiality and noncompetition contained in Sections 4 and 5 of this Agreement. Should Employee breach the covenants contained in Sections 4 and 5 of this Agreement, the Company shall have no further obligation to make any payment to Employee pursuant to this Agreement.

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           2.5 VOLUNTARY TERMINATION. In the event Employee voluntarily terminates his employment for any reason prior to May 31, 1996, or the date of termination of any then current three-year term, payment of all compensation under Section 3 shall immediately cease.

 Section 3. COMPENSATION
 -----------------------

        3.1 ANNUAL SALARY. The Company shall pay to Employee during the term of this Agreement an annual salary ("Base Salary") of One Hundred Twenty-One Thousand Seven Hundred Dollars ($121,700.00) payable in equal monthly installments, or more frequently if the President or Vice President of Operations of the Omnicare Pharmacy Services Group determines that such salary shall be paid in more frequent installments.

           3.2 INCENTIVE COMPENSATION. Employee will be entitled to participate in all bonus and incentive compensation plans as may be maintained by the Company for its senior management generally.

           3.3 REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this Agreement, the Company will remimburse the Employee for all authorized, ordinary and necessary business expenses incurred by him in connection with the Business. Reimbursement of such expenses shall be paid monthly, upon submission by Employee to the Company of vouchers itemizing such expenses in a form satisfactory to the Company, properly identifying the nature and business of any expenditures.

           3.4 BENEFITS. During the term of this Agreement, Employee will be entitled to such insurance, medical, savings, and investment plans, vacation, sick leave, holiday, education and continuing education assistance and other benefits as may be given from time to time to other employees of the Company as set forth from time to time by the Board of Directors and management of the Company. Employee may request non-paid leave benefits at any time, which benefits may be granted at the sole discretion of the Board of Directors of the Company or the President or Vice President of Operations of the Omnicare Pharmacy Services Group.

 SECTION 4. CONFIDENTIAL INFORMATION
 -----------------------------------

           Employee agrees that during the term of his agreement or thereafter, he and any persons or entities over which Employee has control shall not directly or indirectly (without the Company's prior written consent), use for himself or use for, or disclose to any party other than the Company, any secret, proprietary or confidential information or data regarding the business of the Company, or any secret, proprietary or confidential information or data regarding the costs, uses, methods, applications or customers, trade accounts or suppliers (and pertinent information regarding transactions and prospective transactions therewith) or products made, sold by the Company, or regarding any secret, proprietary or confidential design, apparatus, process, system, manufacturing or other method at any time used, developed or investigated by the Company, whether or not such item was invented, developed, acquired, discovered or investigated by Employee. At the termination of Employee's employment with the Company, or at any other time the Company requests, Employee agrees to promptly deliver to the Company all computer software or data, memoranda, notes, records, sketches, plans or other documents made or compiled by, delivered to, or otherwise acquired by Employee concerning the costs, uses, methods, designs, applications or purchases of products made by or sold by the Company or any secret, proprietary or confidential product, apparatus or process manufactured, used, developed, acquired or investigated by the Company or by any person in a contractual relationship with the Company. Employee will undertake all reasonably necessary and appropriate steps to insure that the confidentiality of such Company proprietary or confidential information shall be maintained.

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 SECTION 5.  COVENANT NOT TO COMPETE
 -----------------------------------

      Employee agrees that while employment agreement is in place, and for eighteen months after termination of the employment agreement whether voluntary or involuntary, including nonrenewal of the Agreement pursuant to Section 2.1, he will neither, directly or indirectly, engage or be interested in any business competing with the Company, its subsidiary or parent companies, or their respective successors, nor, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of the issued and outstanding stock of a publicly held corporation), joint venturer, officer, director, partner, employee or consultant, or otherwise engage or invest or participate in, any business which shall compete with the Company or any business conducted by the Company, its subsidiary companies or any of their respective successors, in the United States of America. For purposes of this Section 5, the business of the Company shall include any business in which the Company is engaged during the Company's fiscal year immediately preceding the date on which Employee's employment with the Company is terminated, the sales of which business account for 5% or more of the total consolidated sales of the Company during such fiscal year.

 SECTION 6.  INDEMNIFICATION
 ---------------------------

      Except to the extent prohibited by law, the Company shall save and hold harmless the Employee from and against any claim of liability or loss (including reasonable attorney's fees) arising as a result of Employee's good faith activities in the course of his employment hereunder.

 SECTION 7.  MISCELLANEOUS PROVISIONS
 ------------------------------------

      7.1 ASSIGNMENT AND SUCCESSORS. The rights and obligations of the Company under this Agreement may be freely assigned and shall inure to the benefit of and be binding upon the successors and assigns of the Company. Employee's obligation to provide services hereunder may not be assigned to or assumed by any other person or entity.

      7.2 NOTICES. All notices, requests, demands or other communications under this Agreement shall be in writing and shall only be deemed to be duly given if made in writing and sent by first class mail, overnight courier, or telecopy to the following addresses:

                            Mr. Kenneth W. Chesterman
                            Executive Vice President of Omnicare, Inc.
                            and President of Omnicare Pharmacy Services Group 2800 Chemed Center
                            255 East Fifth Street
                            Cincinnati, Ohio 45202

                            and

                            Mr. Timothy E. Bien
                            946 Spruceglen Drive
                            Cincinnati, Ohio 45224

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      7.3 SEVERABILITY. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceabilty, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other juridisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

      7.4 AMENDMENT AND WAIVER. This Agreement constitutes the entire agreement between the parties hereto as to the matters addressed herein and may be modified, amended or waived only by a written instrument signed by all the parties hereto. No waiver or breach of any provision hereof shall be a waiver of any future breach, whether similar or dissimilar in nature.

      7.5 RIGHT TO CURE. In the event that this Company believes that the Employee has violated any of the terms of this Agreement then Company shall give notice in writing to Employee at 946 Spruceglen Dr., Cincinnati, Ohio 45224, of the alleged violation and Employee shall have ten (10) days following receipt of said notice to cure any such alleged violation.

      7.6 INJUNCTIVE RELIEF. The parties hereto agree that money damages would be an inadequate remedy for the Company in the event of breach or threatened breach of this Agreement and thus, in any such event, the Company may, either with or without pursuing any potential damage remedies, immediately obtain and enforce any injunction prohibiting Employee from violating this Agreement.

      7.7 APPLICABLE LAW. This Agreement has been made and its validity, performance and effect shall be determined in accordance with the laws of the State of Ohio.

      7.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      7.9 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any ways the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

      7.10 NON-WAIVER OF RIGHTS AND BREACHES. No failure or delay of any party herein in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of a party hereto of any default of any other party shall not be deemed to be a waiver of any subsequent default or other default by such party.

      7.11 ATTORNEY'S FEES RELIEF. In the event either party brings any legal action to enforce the terms hereof, the prevailing party shall, in addition to any other remedies available to it, be entitled to reasonable attorney's fees and prosecuted to completion.

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  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             OMNICARE, INC.

                                             BY:/s/Joel F. Gemunder
                                                --------------------------
                                             Its:President
                                                 -------------------------
                                             /s/Timothy E. Bien
                                             -----------------------------
                                                Timothy E. Bien


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